UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2019

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW			800	232-6643
			Washington,	DC	20005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)			(Registrant’s telephone number, including area code)

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Securities registered pursuant to Section 12(b) of the Act:

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None	N/A	N/A

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Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 20, 2019, Sheila C. Bair was appointed to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association). Ms. Bair was appointed to the Compensation Committee, the Nominating and Corporate Governance Committee, and the Risk Policy and Capital Committee of the Board.
Ms. Bair, age 65, was President of Washington College from August 2015 to June 2017. Prior to that, she was Senior Advisor to the Pew Charitable Trusts from 2011 to 2015. Ms. Bair was also Senior Advisor to DLA Piper, an international law firm, from 2014 to 2015. Ms. Bair was the Chair of the Federal Deposit Insurance Corporation from 2006 to 2011. From 2002 to 2006, she was the Dean’s Professor of Financial Regulatory Policy for the Isenberg School of Management at the University of Massachusetts-Amherst. She also served as Assistant Secretary for Financial Institutions at the U.S. Department of the Treasury from 2001 to 2002, Senior Vice President for Government Relations of the New York Stock Exchange from 1995 to 2000, Commissioner of the Commodity Futures Trading Commission from 1991 to 1995, counsel to the New York Stock Exchange from 1988 to 1990, and counsel to Senator Bob Dole from 1981 to 1988.
Ms. Bair is currently a member of the Board of Directors of the Thomson Reuters Corporation, where she serves as Chair of the Risk Committee and a member of the Audit Committee. She is also a current member of the Board of Directors of Host Hotels & Resorts, Inc., where she serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee. In addition, Ms. Bair is currently a member of the Board of Directors of the Industrial and Commercial Bank of China Ltd., where she serves as a member of the Compensation Committee, the Nomination Committee, the Risk Management Committee, and the Strategy Committee. Ms. Bair also serves as Chair Emerita of the Systemic Risk Council, a public interest group that monitors progress on the implementation of financial reforms, and on the boards of Paxos Trust Company, LLC and its parent Kabompo Holdings, Ltd., and the Volcker Alliance.
Ms. Bair will be paid compensation as a director as described in our current report on Form 8-K under the heading “Compensation Arrangements with Fannie Mae Directors” filed with the Securities and Exchange Commission on December 24, 2008, which description is incorporated herein by reference. Fannie Mae is entering into an indemnification agreement with Ms. Bair, the form of which was filed as Exhibit 10.3 to our annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019.
Based on its review of the relevant facts and circumstances, Fannie Mae’s Board of Directors determined that Ms. Bair is an independent director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon
Senior Vice President and Deputy General Counsel
Date: August 21, 2019